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                                                                  Exhibit  10.18


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                 AMENDMENT NO. 3 TO THE EMPLOYMENT CONTRACT OF
                                JANUARY 10, 1986
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BETWEEN THE UNDERSIGNED:
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     Realisations et Diffusion pour l'Industrie, a Societe par Actions
Simplifiee (simplified joint stock company), with share capital of FRF 14,250,000, whose registered office is located at ZAC de Villepine, 5-7 Allee Louis Breguet, 93421 Villepinte Cedex, registered with the Commercial and Companies Registry of Bobigny under the number B712042803, represented by Mr. Bruce Atkinson acting in the capacity of legal representing RDI Management Company Inc., Manager of RDI,



                                        (Hereinafter referred to as "RDI")


                                             OF THE FIRST PART,


AND:
----



     Mr. Michel Hauser Kauffmann, born on March 19, 1943, in Lapalisse (03), of French nationality, residing at 9, rue Meynadier, 75019 Paris, registered with the INSEE (national Institute of Statistics and Economics Surveys) under the number 01430303138017,



                                    (Hereinafter referred to as "Mr. Kauffmann")



                                                   OF THE SECOND PART,
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WHEREAS:
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     Mr. Kauffmann was hired by RDI under an indefinite term contract dated
January 10, 1986, a contract which includes a clause recapturing his seniority as from November 15, 1964.

     In 1996, Mr. Kauffmann transferred to Control Devices Inc. (hereinafter referred to as "CDI"), the shares he held within RDI (Mr. Kauffmann held 18.46% of said shares).

     At the request of the CDI group, RDI now wishes to preserve the atmosphere of trust prevailing between the parties and, in light of a possible change in control within the parent company, CDI, to provide Mr. Kauffmann with various guaranties as set out below.

     This amendment shall replace the provision of Article "II. TERMINATION" of the amendment of March 29, 1996 in the event of a change in the control of CDI, such Article "II-Termination" remaining applicable in all other cases, as well as the other provisions of the employment contract.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:
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Article 1   DEFINITION

   1.1 It is expressly agreed by the parties that the term "Change in Control" covers any modification in CDI's share capital made under the following conditions:

    (i) the holding, by any company or individual, directly or indirectly, as owner, of 20 percent or more of the shares of CDI;

    (ii) any change to the legal status of CDI resulting from a merger, restructuring, and, in particular, a transfer, unless at the close of such transactions, 60 percent of the shares continue to be held by the same shareholders, and/or, if at least the majority of the members of the new Board of Directors were members of the incumbent Board of Directors as of the date of said transaction;

    (iii) any change of at least the majority of individuals who are incumbent members of the Board of Directors.

   1.2 It is expressly agreed by the parties that "Effective Date" shall mean the date on which the "Change in Control" took place and that of any "Change in Control" made subsequently to the date of signature of the present amendment.
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ARTICLE 2   SCOPE OF APPLICATION

    2.1 It is expressly agreed by the parties that the present amendment will only apply in the event of a "Change in Control" as defined in Article 1, for a period of three years as from the date of said change.

    2.2 After the first "Change in Control", each new "Change in Control" taking place as from the signature of the present amendment shall have the effect of starting a new three year period, for the application hereof, unless RDI notifies Mr. Kauffmann of the non-renewal of said period, by registered letter with return receipt requested, at least sixty days before the date of the "Change in Control".

Article 3  CONTINUATION OF THE CONTRACT

    3.1 In the event of a "Change in Control", RDI undertakes to maintain Mr. Kauffmann's employment contract, with his agreement, for a period of at least three years as from the date of said change.

    3.2 In the event it is impossible for RDI to maintain Mr. Kauffmann's employment contract, it is agreed by the parties that the employer's failure to comply with this contractual undertaking shall be resolved by the grant of damages representing the amount of salary Mr. Kauffmann would have received for the period starting from the date of termination of his employment contract, up until the term of three years. For this calculation, the gross base salary shall be that defined in Article 4 of the present amendment.

ARTICLE 4  ANNUAL BASE SALARY

    4.1 For the application of the present amendment, the annual base salary is defined as the annual gross fixed salary paid to Mr. Kauffmann by RDI.

    4.2 In the event of a "Change in Control", Mr. Kauffmann's base salary may not be less than that which he was receiving before said change. Moreover, Mr. Kauffmann shall benefit from increases in salary at least identical to those applied to other RDI Executives.

ARTICLE 5  ANNUAL BONUS (INCENTIVE)

     In the event of a "Change in Control", Mr. Kauffmann shall receive, in addition to his base salary, as defined in Article 4 of the present amendment, an annual bonus corresponding to the incentive bonus defined in Article 4.3 of the amendment of March 29, 1996.
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Article 6  SPECIAL BONUS

     6.1  Amount
          ------

     To the extent that Mr. Kauffmann remains an RDI employee after the "Change in Control", and if he is still an RDI employee one year after the "Effective Date", he shall receive, in addition to the various benefits which he already has pursuant to (i) his employment contract, (ii) any collective bargaining agreement provisions, (iii) any custom and/or (iv) any undertaking made by and applicable to RDI, a special bonus equal to the sum of (i) one year of the gross annual base salary received during the first fiscal year following the "Effective Date" and (ii) the amount of the last annual bonus received by Mr. Kauffmann at the "Effective Date".

     6.2  Payment
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     The special bonus shall be paid to Mr. Kauffmann within the thirty days subsequent to the end of the first year following the "Effective Date".


ARTICLE 7  CORPORATE BENEFITS

     Mr. Kauffmann shall benefit from all of the corporate benefits which had been granted him before the "Change in Control". Any change to said benefits without Mr. Kauffmann's agreement shall constitute a substantive modification to his employment contract.

ARTICLE 8  TERMINATION OF THE EMPLOYMENT CONTRACT

     8.1  Notice
          ------

     In application of the "Termination" clause of the employment contract of January 10, 1986, the parties shall be entitled to terminate the contractual relationship, by registered letter with return receipt requested, and in providing six months' notice.

     8.2  Cause for Termination
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     Without prejudice to an indemnity in lieu of notice, a possible indemnity in lieu of paid vacation and an indemnity for con-compliance with the provisions of Article 3, Mr. Kauffmann shall receive the indemnities defined in Article 8.3 of the present amendment, in the event of termination of his employment contract under the following conditions:

      . termination at the employer's initiative except in the case (i) willful misconduct, i.e., misconduct of extreme gravity committed by the employee with the intention to harm RDI, (ii) gross misconduct, i.e., misconduct of extreme gravity preventing any continuation of the employment contract;
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      .  termination at the employee's initiative (i) for "just cause" when it is made during the period defined in Article 3.1 of the present amendment, or (ii) without stating any reason when it is made within thirty days as from the end of the first year following the "Effective Date".

      For the present amendment, the term "just cause" shall mean:

      . the attribution by RDI to Mr. Kauffmann of obligations not corresponding to his position, status, and/or his duties as they are defined in his employment contract, (ii) any decision by RDI to reduce his position, status and duties;

      . any modifications by RDI of his duties as Sales Manager (i) in Europe for the parent company's products regardless of where they are manufactured and/or (ii) for the distribution of electronic components and the distribution of products intended for spare parts for automobiles;

      . any change, after the "Effective Date", in the situation of his position in the organizational chart of the CDI group, and more generally, any modification in hierarchical placement (reporting) of Mr. Kauffmann's position, which is placed under the hierarchical supervision of the Chief Executive Officer of the CDI group;

      . more broadly, any substantive modification to Mr. Kauffmann's employment contract;

      . finally, more generally, any violation by RDI of its legal, contractual or collective bargaining agreement obligations with respect to Mr. Kauffmann.

     8.3  Termination Indemnities
          -----------------------

     8.3.1  Amount
            ------

     In the event of termination of Mr. Kauffmann's employment contract by either of the parties to the present amendment, under the conditions set out in
Article 8.2, in addition to the salary and/or bonus accrued during the period worked and not yet paid, Mr. Kauffmann shall be granted, other than (i) an indemnity in lieu of notice, (ii) an indemnity in lieu of paid vacation and
(iii) an indemnity for failure to comply with the provisions set out in Article 3 of the present amendment, where applicable, (iv) a severance payment equal to two years and three months of gross salary.

     The salary taken into account for calculating such severance payment shall be the average of the salary received by Mr. Kauffmann (i) during the last five years preceding the "Change in Control" (gross base salary as defined in Article 4.1, benefits in-kind, bonuses
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or financial advantages granted to Mr. Kauffmann on any basis whatsoever) or,
(ii) during the last twelve months or even, (iii) the last three months preceding the date on which notification of the termination is given, depending on which is the most favorable to Mr. Kauffmann.

     It is expressly agreed by the parties that his severance payment paid pursuant to Article 8.3 of the present amendment shall replace all other dismissal indemnities which may be owed to Mr. Kauffmann in application of the legal and collective bargaining agreement provisions in force.

     8.32  Payment
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     The indemnities provided for in Article 3 and 8 of the present amendment shall be paid by RDI to Mr. Kauffmann within thirty days of the actual termination of the employment contract.

ARTICLE 9    APPLICABLE LAW

     The present amendment and the rights and obligations of the parties arising hereunder shall be governed by and construed in accordance with French law.

Executed in _____________  in two counterparts
On ____________________  , 1998

____________________________   ____________________________________________
Mr. Kauffmann                  Realisations et Distribution des Industries
                               Bruce D. Atkinson
                               Representant Legal